UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2010

LIBERTY STAR URANIUM & METALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50071	90-0175540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5610 E. Sutler Lane, Tucson, Arizona 85712
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code	520-731-8786

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Please see the disclosure under Item 3.02.

Item 3.02	Unregistered Sales of Equity Securities.

On October 20, 2010, we sold 25,000,000 units at a price of $0.04 per unit to one investor for gross proceeds of $1,000,000.  Each unit consisted of one common share of our company and one non-transferable share purchase warrant.  Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.056 until October 20, 2013.  On November 12, 2010, we sold 5,465,114 units at a price of $0.043 per unit to four investors for gross proceeds of $235,000.  Each unit consisted of one common share of our company and one non-transferable share purchase warrant.  Each share purchase warrant entitles the investor to purchase one additional common share of our company at a price of $0.06 until November 12, 2013.  The investors are U.S. Persons and are accredited investors and in issuing securities to these investors we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Rule 506 of Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Form of Subscription Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

By:  /s/ James Briscoe
James Briscoe, President and Director
Date: November 15, 2010